Exhibit 4.3.2

Advertising Agency Agreement

Party A: TJTV Satellite Intermediary Co., Ltd. (“Party A”)

Party B: Shangxing Media Co., Ltd. (“Party B”)

Whereas:

This Agreement has been delivered to either party, and both parties hereby acknowledge and confirm:

1.	TJTV Satellite Intermediary Co., Ltd. will be Party A to this Agreement. TJTV Satellite Intermediary Co., Ltd. is an entity authorized by Tianjin Satellite Television Station to unitarily operate the commercial advertisements displayed on Tianjin Satellite Television Channel (“Party A’s Media”) and has been authorized to perform this Agreement;

2.	Shangxing Media Co., Ltd. will be Party B to this Agreement. Party B is an advertisement publication entity which is legally incorporated in China and has been registered with and approved by relevant Administration of Industry and Commerce. Party B represents that it has the qualification and capacity to independently perform this Agreement.

3.	Both parties have the common will to cooperate friendly to develop the television advertisement business operated by Party A.

NOW, THEREFORE, according to Contract Law of PRC, Advertisement Law of PRC and other rules in relevant laws and regulations, based on the principle of good faith, cooperation and mutual beneficial, in relation to Party B’s operation of the advertisement business on Party A’s Media in 2013, both parties have reached the following agreements:

I.	Definition

Unless otherwise provided in this Agreement, the below terms shall have the following meanings:

1.	Contractual Amount

“Contractual Amount” shall mean all the amount payable by Party B to Party A according to Section IV of this Agreement.

2.	Display Mistake

“Display Mistake” shall mean the mistakes made by Party A in display the advertisements of Party B, including mistakes in version, date, time and channel.

3.	Display Omission

“Display Omission” shall mean that Party A fails to display the advertisements of Party B.

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4.	Display Suspension

“Display Suspension” shall mean the suspension of the advertisements of Party B due to force majeure and reasons in Section VII (5) of this Agreement.

II.	Term

The term of this Agreement shall commence from January 1, 2013 and end on December 31, 2013.

III.	Contents of this Agreement

1.	Exclusive Media Purchase

(1)	Party B purchases the exclusive advertisement operation right for a total time of *** minutes and *** seconds of the Tianjin Satellite Television Channel per day in 2013 (*** minutes per day from 8:00 to 19:00, *** minutes and *** seconds per day from 19:30 - 23:00, *** minutes and *** seconds per day from 23:00 - 24:00). The details of such time slots are set forth in Appendix 1.

(2)	Party B shall only sell the above time slots to the clients whose name have been filed with Party A. Party A shall not sell such time slots directly to such clients or engage any third party other than Party B to sell such time slots. The filed clients list is set forth in Appendix 2.

(3)	Party A shall deliver an exclusive purchase certificate to Party B regarding each filed client.

2.	Advertising Agency

(1)	The actual advertisement publication amount shall be calculated by each signed client and subject to the advertisement price and relevant policies formulated by Party A in 2013. Such advertisement published shall enjoy the same treatment with their respective brand according to a separate advertisement publication agreement signed between parties.

(2)	Client registration. Party B shall submit the registered clients list to Party A with this Agreement, Party A shall procure that such clients are registered and provided with relevant services. Within the term of this Agreement, regarding to the advertisement of such clients on Tianjin Satellite TV Channel, Party A shall have the exclusive right to determinate the price of advertisements, and Party B shall have the exclusive right to serve for such clients. If such clients appoint other advertising agency company for such service, parties shall re-negotiate and such amount will be calculated in the agency amount of Party B, but award and favorable policy will not apply to such amount.

IV.	Payment, Agency Fee, Award, Security Deposit and Payment Method

1.	Exclusive Media Purchase

(1)	Party B shall pay RMB[***] (RMB [***]) for the exclusive media purchase under this Agreement.

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(2)	Party A shall refund [***]% of the above consideration as the exclusive agency fee, the amount payable by Party B after deducting such refund is RMB [***] (RMB [***]).

(3)	Party B shall pay the above amount to the designated account of Party A according to the following arrangement before the 25th day of each month:

•	January, 2013: RMB[***] (RMB [***])

•	February, 2013: RMB[***] (RMB [***])

•	March, 2013: RMB[***] (RMB [***])

•	April, 2013: RMB[***] (RMB [***])

•	May, 2013: RMB[***] (RMB [***])

•	June, 2013: RMB[***] (RMB [***])

•	July, 2013: RMB[***] (RMB [***])

•	August, 2013: RMB[***] (RMB [***])

•	September, 2013: RMB[***] (RMB [***])

•	October, 2013: RMB[***] (RMB [***])

•	November, 2013: RMB[***] (RMB [***])

•	December, 2013: RMB[***] (RMB [***])

Information of the designated account of Party A:

(4)	Party A shall issue an advertisement special invoice to Party B on the payment date, the content of which shall be “advertisement publication fee” and the date of which shall be the payment date.

(5)	If Party B completes the advertisement agency amount according to this agreement, Party A shall refund [***]% of the total consideration to Party B as award, which is RMB [***] (RMB [***]). Such award shall be refund together with the security deposit, both of which can offset the exclusive media purchase fee for the last month. Party A shall make such refund before December 31, 2013, if applicable.

(6)	If Party B fails to pay Party A in full according to the above Section IV.1(3), Party A shall have the right to deduct the unpaid amount from the security deposit paid by Party B according to the below Section IV.3(3), and no award according to Section IV.1(5) shall be applicable.

2.	Advertisement Agency

(1)	Parties agree that within the term of this Agreement, the amount of advertisement published on Tian Satellite Television shall not be less than RMB[***] (RMB [***]).

(2)	In Principle, Party A shall pay [***]% of the actual advertisement amount published as agency fee and such agency fee shall be deducted from the amount that Party B shall pay to Party A each month according to Section IV.1(3). If other separate advertisement publication agreement for specific client agrees otherwise or contains special agreement, such separate advertisement publication agreement shall prevail.

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(3)	If the total advertisement amount published exceeds RMB [***], Party A shall pay [***]% of the total advertisement amount to Party B as award.

If the total advertisement amount published exceeds RMB [***], Party A shall pay [***]% of the total advertisement amount to Party B as award.

If the total advertisement amount published exceeds RMB [***], Party A shall pay [***]% of the total advertisement amount to Party B as award.

If the total advertisement amount published exceeds RMB [***], Party A shall pay [***]% of the total advertisement amount to Party B as award.

Such award can offset the amount that Party B shall pay to Party A in the fourth quarter of 2013 according to Section IV.1(3).

(4)	Party A shall have the right to review Party B’s performance of this Agreement per half a year. Party B warrants that the advertisement amount published for the first half of 2013 shall not be less than RMB [***], and the advertisement amount published for the second half of 2013 shall not be less than RMB [***]. If the actual advertisement amount published is lower than the above benchmark, Party B shall pay [***]% of the difference as extra fee for the media purchase. The extra fee for the first half of 2013 shall be paid before July 25, 2013, and the extra fee for the second half of 2013 shall be paid before December 25, 2013.

3.	Security Deposit

(1)	Party B shall pay RMB[***] (RMB [***]) as the security deposit of this Agreement before December 25, 2012. If Party B fails to pay all the security deposit timely in one installment, Party A shall have the right to terminate this Agreement and require Party B to pay a liquidated damage which equals the amount of the security deposit.

(2)	If Party B has performed all its obligations under this Agreement, the security can only be used to offset the payment of the last two months payable by Party B according to Section IV.1(3).

(3)	Party B agrees that Party A may directly withhold any unpaid exclusive media purchase fee, advertisement display fee, liquidating damage set forth in Section VII of this Agreement and any other payable. Party B shall pay such withhold amount to Party A to make up the deficiency within 10 days since such withholding is made by Party A. If Party B fails to make up such deficiency timely, Party A is entitled to perform its right under Section VII.3. If Party A cannot recover all of the damage by withholding all the security deposit, Party B shall pay the unrecovered amount to Party A.

V.	Purchase of Promotion and Publication Resource

1.	Party A shall purchase the network and digital media resource owned by Party B to promote the programs and TV series of Party A’s Media. The amount of such purchase shall be no less than RMB[***] (RMB [***]).

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2.	The detail of the above purchase is set forth in the appendix to this Agreement. Parties will negotiate and execute relevant agreements to decide the resource specifics and the price, and the temporarily term is from January 2013 to December 2013.

VI.	Rights and Obligations of Parties.

1.	Party A shall have to right to review the relevant qualification of Party B prior to the execution of this Agreement; Party B is obliged to deliver the relevant materials to Party A according to relevant national regulations and shall assume legal responsibility for the authenticity of such materials.

2.	Party B may decide on its own regarding the promotion, price and operation of the projects which have been exclusively purchased by Party B (the price shall be consistent with Party A’s advertisement price for 2013), provided that Party B shall only sell such projects to the clients filed with Party A.

3.	Party B shall only sell the exclusive purchased media resource to the clients filed with Party A and shall not sell such resource to clients which are not filed.

4.	If Party B fails to execute an agreement with any client filed with Party A, Party A shall have the right to negotiate with such client and such client shall be removed from the clients list filed with Party A. Such removed client shall not use the media resource purchased by Party B and the advertisement of such client shall not be calculated into the advertisement amount of Party B.

5.	Party B shall only sell its exclusive purchased media resource to the clients filed with Party A and the price shall not be inconsistent with Party A’s advertisement price for 2013. Party B shall sell all of its exclusive media resource before December 15, 2012.

6.	The advertisement outside the scope of the exclusive media resource shall be handled according to Section III.2 of this Agreement and Party A shall not provide extra exclusive media resource to Party B.

7.	The management team of both parties shall hold communication meeting every month to manage the business operation and fully understand the programs and advertisement resource of Party A’s Media. Party A shall timely inform Party B regarding the information of the programs, TV series, big events and respective ratings, and Party B shall inform Party A regarding the price and amount of the advertisement published on Party A’s Media.

8.	Party B shall maintain the overall price system of Party A’s Media and shall not adversely affect the overall price by selling its exclusive media resource in a lower price. Party B shall procure that its personnel only sell such exclusive media resource to the clients which have been filed with Party A. Party B shall not make any adverse effect to the overall price system of Party A by indicating that the media resource of Party A can be purchased at a lower price when promoting to the clients which have not been filed. Party A shall have the right to supervise the sales method of Party B and if the above circumstance is discovered and the operation of Party A is affected, Party A shall have the right to claim liquidating damage against Party B in the amount of 20% of the total amount of this Agreement. If such liquidating damage is insufficient to cover the damage suffered by Party A, Party B shall pay the insufficient part and Party A shall have the right to terminate this Agreement.

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9.	Party B shall publish advertisement timely according to the provisions of this Agreement. Party A shall not display overdue advertisements.

10.	Party A shall present 2013 strategic cooperation advertisement agency company certificate to Party B. If Party B fails to meet the requirement in Section IV.2(4) of this Agreement, Party A shall have the right to revoke such certificate.

11.	Within the term of this Agreement, as the strategic cooperation advertisement agency company of Party A, Party B shall assist Party A to develop its business and complete the advertisement publication amount in this Agreement and observe the price policy of Party A and maintain the market order. Party B shall conduct advertisement agency in the name of the strategic cooperation advertisement agency company of Party A and shall not use other name to affect the normal business order of Party A.

12.	Party B warrants that it will not adopt the cost per rating point method to conduct advertisement agency in all the advertisement business of 2013 under this Agreement. Parties shall cooperate to maintain the stability of the price system.

13.	During the performance of this Agreement, parties shall sign advertisement publication order to determine the slot and length of such advertisement. In principle, the orders shall be original with the company chop of Party B and the signature of the authorized signatory of Party B. Party B shall provide the list of the authorized signatory to Party A for the purpose of fling. If Party B makes such order with fax, other than the above requirement, the fax copy shall expressly indicate the telephone number and time of such fax. The orders shall be effective upon the confirmation, sign and chop of Party A’s authorized personnel.

14.	Parties agree that the display of advertisement each day or each period shall be based on the program card of that day of period. If Party B fails to provide the advertisements arrangement list to Party A or the advertisements arrangement list is inconsistent with the time slot exclusively purchased by Party B, it shall be deemed that such exclusive media resource has been used according to this Agreement.

15.	The advertisements provided by Party B shall observe the Advertisement Law of PRC and relevant laws and regulations, and shall not infringe any existing right of any third party. Party B shall deliver to Party A the relevant certificate and approval of relevant government body. Medicine advertisements shall be reviewed and approved by the relevant government body of Tianjin. Party B also agrees to strictly observe the relevant regulations of relevant competent authorities and the Advertisement Publication Instruction of Party A; otherwise, Party A is entitled to refuse to display such advertisements and Party B shall bear the relevant cost and loss. Party B shall also bear all the legal responsibility if the advertisements violate relevant regulations or is politically wrong. Party A shall not bear any responsibility with regard to the authenticity and legality or the result to its review of the advertisement.

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16.	Party A shall have the right to review the content, form and technology of the advertisement sample of Party B. Party A has the right to require Party B to revise such advertisement sample if the content or form is inconsistent with the laws, regulations or rules or the technology fails to reach the standard. Party A shall have the right not to display such advertisement before it is duly revised and Party B shall bear the cost and loss.

17.	The advertisement tape and order shall be delivered to Party A ten days prior to the date of display. If the delivery is delayed and the advertisement is not displayed on time, Party B shall bear the responsibility. If the advertisement tape is different from the abovementioned advertisement sample reviewed and approved by party A or the advertisement order, Party B shall bear the responsibility. Party B shall apply for a tape number for such advertisement tape, and the tape number shall be filled into the order; if there is no tape number in an order, Party A shall have the right to refuse such order and Party B shall bear relevant responsibility.

18.	Party B shall give Party A seven working days prior written notice if the order is revised or withdrawn. Such notice shall become effective after Party A agrees in writing. If such notice is given to Party A four working days prior to the display of the advertisement, the order shall not be revised or withdrawn.

19.	If Party B objects the display of the advertisements, such objection shall be raised to Party A in written within 15 workings since the display of such advertisement and provide Party A with written and video record prepared by recording company selected by both parties; if Party B does not object the advertisement displayed within 15 working days in written, the display shall be deemed as accurate and valid. Party A may require Party B to deliver a certificate of display within 30 days since the display of such advertisement.

20.	Party B shall pay the amount on time. Party B shall not decrease the amount of this Agreement for the reason of lack of advertisement business or any other reason.

21.	Within the term of this Agreement, Party B shall resolve any debt, credit or other commercial dispute, or litigations and disputes caused by the advertisement, and bear relevant liability.

22.	Within the term of this Agreement, if material event of change of control, material asset disposal or lawsuit occurs, or Party B conducts material project cooperation, mortgage, loans or other commercial activity, Party B shall inform Party A in writing and provide relevant materials. If Party B fails to inform Party A, Party A shall retain the right to claim for its damage.

VII.	Breach

1.	Party B agrees that if any of the foregoing provisions is breached, Party B shall promptly inform Party A and duly solve such breach and solely bear all the relevant loss, liability, obligation and expense and bear the breach liability. Party A shall have the right to terminate this Agreement

2.	No party shall unilaterally revise, fail to perform or prematurely terminate this Agreement; unless parties negotiate and agree to sign supplementary agreement. The non-breaching shall have the right to require the breaching party to continue the performance of this Agreement and require a liquidated damage in the amount of 20% of the unpaid amount of this Agreement. If the liquidated damage is insufficient to make up all the damage of the non-breaching party, the breaching party shall pay up the insufficient amount to the non-breaching party.

Confidential Treatment Requested by Charm Communications Inc.

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3.	Party B shall make the payment according to this Agreement. If Party B fails to make the payment according to this Agreement, Party A is entitled to suspend to display Party B’s advertisements, and shall have the right to unilaterally terminate this Agreement and withhold the security deposit of Party B. Party A shall have the right to claim a penalty of 0.05% of the overdue payment amount per day if the payment is overdue until Party B makes the payment. If the liquidated damage is insufficient to make up all the damage of Party A, Party B shall pay up the insufficient amount to Party A.

If Party A fails to perform its obligation in Section III.1(2) and Section III.1(3), Party A shall refund Party B twice the amount of the security deposit and compensate Party B for the damage it suffered.

4.	If Party B breaches its obligation in Section VI.3 of this Agreement, Party B shall bear the obligation of breach and Party A shall have the right to withdraw the security deposit and terminate this Agreement immediately.

5.	Party A shall display the advertisement of Party B. In case of the Display Mistake, Party A shall display such advertisement again once, and in case of the Display Omission, Party A shall display such advertisement again twice. But if the Display Mistake or the Display happens due to the change of program, machine malfunction, government action or force majeure, Party A shall be exempted and shall display the undisplayed advertisement in the same time slot. Party B shall be responsible for the Display Mistake and the Display Omission caused by itself.

6.	Party A shall have the right to take action with regard to any intentional manipulation of the audience rating, including unconditionally terminate this Agreement and claim for relevant liability.

VIII.	Independence

1.	Parties to this Agreement are independent contractors. Parties have not set up any joint venture, partnership or employment relation. Either party, including their respective employees and agencies shall not conduct business in the name of the other party’s partner, representative or employee or so attempt, or expressly or implicitly indicate so.

2.	Without the written consent of Party A, Party B shall not promote in the name of the partner or sponsor of Party A and shall not use the name, logo and other marks of Party A.

IX.	Effectiveness

1.	Without the written consent of Party A, Party B shall not assign any of its right or obligation under this Agreement. Party B shall be the operating entity for any of the project under this Agreement, but Party B shall have the right to transfer such project to its related company. Otherwise, Party A shall have the right to withhold the security deposit and terminate this Agreement promptly.

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2.	The following documents shall have the same legal effect with this Agreement.

(1)	Advertisement Order

(2)	The updated advertisement price for 2013 published by Party A, as amended time to time.

(3)	Advertisement Publication Instruction

(4)	List of Hard Advertisement Resource

(5)	Instruction to the List of Resource

(6)	Advertisement Sales Policy and Discount System

X.	Force Majeure

If due to earthquake, typhoon, flood, fire, change of national policy or other force majeure event, any party of this Agreement is obstructed and cannot perform this Agreement, this Agreement shall be terminated without any liability. But the obstructed party shall inform the other party upon the occurrence of such force majeure event.

XI.	Dispute Resolution

Any disputes after the effectiveness of this Agreement shall be resolved through friendly negotiation by the parties. If such negotiation fails, parties agree to submit such dispute to Tianjin Arbitration Commission for arbitration. The arbitration shall be final and binding on both parties.

XII.	Effective Provisions

1.	This Agreement is executed in Chinese in four original counterparts, and each party shall hold two copies. Each copy shall have the same legal effect.

2.	This Agreement shall become effective upon the execution and chop of both parties.

Signatures:

Party A: TJTV Intermediary Co., Ltd.

Sign: /s/ TJTV Intermediary Co., Ltd.

Date:

Party B: Shangxing Media Co., Ltd.

Sign: /s/ Shangxing Media Co., Ltd.

Date:

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